UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

MARPAI, INC.

(Exact name of registrant as specified in its charter)

001-40904

(Commission File Number)

Delaware	86-1916231
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida 33610

(Address of principal executive offices, with zip code)

(646) 303-3483

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨ ☐

Item 2.02	Results of Operations and Financial Condition.

The information contained under Item 7.01 below is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2022, Marpai, Inc. (the “Company”), issued a press release announcing certain preliminary unaudited financial information for its fiscal quarter ended December 31, 2021. The preliminary results presented reflect the Company’s estimates based solely upon information available, and the Company’s final results could differ from these estimates due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time such audited consolidated financial statements for the year ended December 31, 2021 are issued.

A copy of the press release issued by the Company announcing the preliminary unaudited financial information for its fiscal quarter ended December 31, 2022 is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: February 15, 2022	By:	/s/ Edmundo Gonzalez
	Name:	Edmundo Gonzalez
	Title:	Chief Financial Officer